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                                                                            23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-76195 of Tweeter Home Entertainment Group, Inc. and Subsidiaries on Form S-4 of our reports dated November 18, 1999, appearing in the Annual Report on Form 10-K of Tweeter Home Entertainment Group, Inc. and Subsidiaries for the year ended September 30, 1999, and to the reference to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
December 22, 1999



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